                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): June 6, 2001

                            ----------------------

                        COMMISSION FILE NUMBER 0-26476

NEVADA                                              SAFESCIENCE, INC.             33-0231238
(State of other jurisdiction of incorporation or    (Exact name of registrant as  (I.R.S. Employer
organization)                                       specified in its charter)     Identification No.)

         31 St. James Avenue, Boston, Massachusetts             02116
     ------------------------------------------------------   ----------
          (Address of principal executive officers)           (Zip Code)

       Registrant's telephone number, including area code  (617) 422-0674
                             ----------------------

                                 Not Applicable
         --------------------------------------------------------------
         (Former name or former address, if changed since last report)

ITEM 5.    OTHER EVENTS

     On June 13, 2001, the Company issued a press release announcing it had signed a letter of intent with Elan Corporation, plc to enter into a business venture for the further development of the Company's lead drug candidate GBC-590 in the field of oncology. Under terms of the agreement, both companies will license proprietary technology to the business venture and Elan will make an equity investment in SafeScience. A copy of the press release issued by the Company is attached hereto as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

     On June 13, 2001, SafeScience, Inc. (the "Company") issued a press release announcing it had received a Nasdaq Staff Determination on June 6, 2001 indicating that the Company fails to comply with Nasdaq Marketplace Rule 4310(c)(2)(B) that requires a company to satisfy any one of Nasdaq's minimum net tangible assets, market capitalization or earnings standards and that the Company's securities are, therefore, subject to delisting from the Nasdaq SmallCap Market. The Company has requested a hearing before a Nasdaq Listing Qualifications Panel to appeal the Nasdaq Staff Determination. The appeal will stay the delisting of the Company's common stock, pending the decision of a Nasdaq Listing Qualifications Panel which is currently scheduled to hear such appeal on July 19, 2001. The Company also announced that it had been in formative negotiations regarding potential financing and/or the formation of a strategic partnership which, if completed, would likely cure its non-compliance with Nasdaq continued listing requirements. A copy of the press release issued by the Company is attached hereto as Exhibit 99.2 to this Form 8-K and is incorporated herein by reference.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits

Exhibit Number   Description
--------------   -----------

  99.1           Press Release dated June 13, 2001 issued by the Company.
  99.2           Press Release dated June 13, 2001 issued by the Company.


                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:  June 18, 2001              By:  /s/ Bradley J. Carver
                                        -------------------------------------
                                        Bradley J. Carver
                                        Chief Executive Officer and President